Exhibit 23.2


                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 1996 Stock Incentive Plan of Ruby Tuesday, Inc. of our report dated June 28, 1999, with respect to the consolidated financial statements of Ruby Tuesday, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 6, 1999, filed with the Securities and Exchange Commission.


                                         	/s/ Ernst & Young LLP
                                              Ernst & Young LLP

Atlanta, Georgia
October 7, 1999